Exhibit 99.1

RESIGNATION LETTER

December 1, 2011

Sanomedics International Holdings Inc.
80 SW 8th Street
Suite 2180
Miami, FL 33180

Gentlemen:

This letter confirms that I hereby resign from the Board of Directors of Sanomedics International Holdings Inc. (the “Corporation”) and from all offices that I hold effective on the effective date of the employment agreement by and between the Corporation and Dom Gatto becomes effective (anticipated January 1, 2012).  My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Craig Sizer
Craig Sizer